SECOND AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT

     THIS SECOND AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT (the "Amendment"), dated as of November 20, 1997, is made by and among Storage USA, Inc., a Tennessee corporation (the "Company"), SUSA Partnership, L.P., a Tennessee limited partnership (the "Operating Partnership"), Security Capital U.S. Realty, a Luxembourg corporation ("USREALTY"), and Security Capital Holdings S.A., a Luxembourg corporation and a wholly owned subsidiary of USREALTY ("Buyer") for the purpose of amending certain provisions of the Strategic Alliance Agreement, dated as of March 19, 1996, and amended on June 19, 1996, by and among the Company, the Operating Partnership and USREALTY and Buyer (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

                                     RECITAL

     WHEREAS, the Company and Buyer believe that the amendments contemplated hereby will permit Buyer to benefit from an increased investment in the Company and will provide the Company with increased flexibility to pursue its growth and operating strategies;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     Section 1. Advice of Actions. Section 3.2 of the Agreement shall be amended and restated in its entirety as follows:

     Section 3.2. Advice of Actions. Until the 20% Termination Date, if any, without first having consulted with the representative of Investor designated by Investor pursuant to this Section 3.2, the Company will not seek approval by the Board of any proposal, or enter into any definitive agreement, relating to:

          a) the acquisition in a single transaction or group of related transactions, whether by merger, consolidation, purchase of stock or assets or other business combination, of any business or assets having a value in excess of $25,000,000;

          b) the sale or disposal in a single transaction or group of related transactions of any assets, whether by merger, consolidation, sale of stock or assets or other business combination having a value in excess of $25,000,000;


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                                       -2-


          c) the incurrence or issuance of indebtedness in a single transaction or group of related transactions, the entering into a guaranty, or the engagement in any other financing arrangement in excess of $150,000,000;

          d) the annual operating budget for the Company;

          e) a material change in the executive management of the Company;

          f) any new material agreements or arrangements with any members of the executive management of the Company; or

          g) the issuance by the Company of capital stock of the Company or of options, rights or warrants or other commitments to purchase or securities convertible into (or exchangeable or redeemable for) shares of capital stock of the Company, the issuance by the Operating Partnership of Operating Partnership Units, or the issuance by a Subsidiary of any equity interest, other than (i) to the Company or a wholly owned Subsidiary thereof, (ii) to limited partners of the Operating Partnership upon redemptions of Operating Partnership Units,
          (iii) to directors or employees of the Company or a Subsidiary in connection with any employee benefit plan approved by the shareholders of the Company and (iv) issuances having a value less than $150,000,000.

     Notwithstanding the foregoing, the Company shall have no obligation to accept or comply with any advice offered by Investor or its designated representative in any consultation referred to in this Section 3.2. The designated representative of Investor, for purposes of this Section 3.2, initially shall be David Roth. Investor shall provide the Company with ten days prior written notice of any replacement of the designated representative

     Section 2. Right to Participate. Section 4.2 of the Agreement shall be amended to add the following subsection (f) as follows:

          (f) Notwithstanding any provision contained in Section 4.2 to the contrary, the right of Investor to participate granted pursuant to subsection (a) hereof shall be limited, in the case of any issuance or sale of capital stock, to a maximum participation percentage of 35% of the securities to be issued or sold by the Company or a Large Subsidiary in such issuance or sale.

     Section 3. Standstill Period. Section 5.1 of the Agreement shall be amended by deleting clause (x) of the introduction to Section 5.1(a) and replacing it with the following:

     (x) June 5, 2003, or

     Section 4. Ownership Limitation. Section 5.2(a)(iii) shall be amended and restated in its entirety as follows:


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                                      -3-


     (iii) purchase or otherwise acquire shares of Company Stock (or options, rights or warrants or other commitments to purchase and securities convertible into (or exchangeable or redeemable for) shares of Company Stock) as a result of which, after giving effect to such purchase or acquisition, Investor and its Affiliates will Beneficially Own more than 42.5% of the outstanding shares of Company Common Stock, on a fully diluted basis;

     USRealty and Buyer agree that any violation or attempted violation by USRealty, Buyer or any Affiliate thereof of the Special Shareholder Limit (as defined in the Company Charter), as modified pursuant to this Agreement, will result in, to the extent necessary, the exchange of shares held by such Person for Excess Shares (as defined in the Company Charter) in accordance with Section
12.3 of Paragraph 12 of the Company Charter.

     Section 5. Waiver of Ownership Limitation. (a) Section 5.8 shall be amended and restated in its entirety as follows:

     Section 5.8. Waiver of Ownership Limitation. Subject to the provision of the third sentence of this Section 5.8, the Company shall take all actions, including by providing any necessary exemptions from or amendments to (A) the ownership limitations contained in Paragraph 12 of the Company Charter or (B) any agreement or instrument which governs ownership of shares of Company stock by any person, necessary to permit Investor to Beneficially Own up to and including 42.5% of the outstanding shares of Company Common Stock. If any third party shall be given the right to Beneficially Own more than 42.5% of the outstanding shares of Company Common Stock, the Company shall take all actions (including by providing the foregoing exemptions and amendments) to waive any and all restrictions on and limitations to Investor's ownership of shares of Company Stock. From and after the 15% Termination Date, if any, the Company shall take all actions, including by providing any necessary exemptions from or amendments to (A) the ownership limitations contained in Paragraph 12 of the Company Charter or (B) any agreement or instrument which governs ownership of shares of Company Stock by any person, necessary to permit Investor to Beneficially Own up to and including 15% of the outstanding shares of Company Common Stock, but shall not be required to take any action to permit Investor to Beneficially Own more than 15% of the outstanding shares of Company Common Stock. From and after the first date on which Investor does not own at least 9.8% of the outstanding shares of Company Common Stock, if any, the Company shall take all actions, including by providing any necessary exemptions from or amendments to (A) the ownership limitation contained in Paragraph 12 of the Company Charter or (B) any agreement or instrument which governs ownership of shares of Company Stock by any person, necessary to permit Investor to Beneficially own up to and including 9.8% of the outstanding shares of Company Common Stock. Notwithstanding the foregoing, Investor or the Company may at any time acquire Beneficial Ownership of the securities of such other party or its Affiliates to the extent permitted by applicable law and provisions of


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                                      -4-


     the organizational documents of such party or its Affiliates, as applicable, and other agreements from time to time governing the ownership of such securities.

     (b) The Company represents and warrants to USRealty and Buyer that the Board of Directors of the Company has adopted the resolution attached hereto as Exhibit A and has taken all other action necessary pursuant to Section 12.12 of the Company Charter to increase irrevocably and permanently (subject to any contrary provision of Section 5.8 of the Strategic Alliance Agreement or Section
12.9 of the Company Charter) the Special Shareholder Limit from 37.5% to 42.5% of the outstanding Shares (as defined in the Company Charter) of the Company. Upon the request of USRealty and Buyer, the Board of Directors will authorize and recommend for approval (and shall not hereafter withdraw or modify such recommendation) by the Shareholders of the Company at the next annual meeting of shareholders an amendment to Article 12 of the Company's Charter in a form reasonably approved by USRealty and Buyer to change all references therein from 37.5% to 42.5% and to make such other amendments thereto as USRealty and Buyer reasonably may request consistent with the increase in the Special Shareholder Limit from 37.5% to 42.5%. The Company will further take action reasonably calculated to put its shareholders and prospective shareholders on notice of the modifications contemplated by this Amendment.

     (c) From and after the date hereof, Section 12.21 of the Company Charter shall apply to the Special Shareholders (as defined in the Company Charter) as if (a) the first sentence of said Section 12.21 did not contain the parenthetical clause "(other than a Special Shareholder)" and (b) such Section did not contain the parenthetical assumptions "(determined assuming that the Special Shareholders are Non-U.S. Persons and own a percentage of the outstanding shares of capital stock of the Corporation (by value) equal to 37.5%)" in the two places that they appear, and, in lieu of such assumptions, required that Section 12.21 be applied to the Special Shareholders by taking in account the Special Shareholders' actual share ownership and actual status under the definition of "Non-U.S. person". The preceding sentence shall not apply from and after the date on which the Special Shareholder notifies the Corporation by writing that such sentence shall no longer have any force or effect.

     Section 5. Limitation on Corporate Actions. Section 6.1 of the Agreement shall be amended to insert the following subsection immediately after Section 6.1(b);

          (c)(i) Notwithstanding the restrictions contained in Section 6.1(a)(B) and Section 6.1(b)(i)(C) hereof, the Company or the Operating Partnership shall be permitted (subject to the other restrictions set forth in this Agreement) to acquire or hold interests in an entity that (w) owns a Self-Storage Facility or Facilities in the United States, (x) is wholly-owned directly or indirectly by the Company, (y) is not a corporation and does not elect to be treated as an association taxable as a corporation under Treasury Regulation ss. 301.7701-3(2)(a) and (z) will be disregarded as an entity separate from its owner for federal income tax purposes (an "Entity"). Subject to Section 6.1(c)(ii), Self-Storage Facilities that are actively managed by employees of the Operating Partnership or an Entity owned by the Company or the Operating Partnership in the manner described in the immediately preceding sentence shall not


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                                      -5-


          be included in determining the asset limitations of Section 6.1(a)(B) and 6.1(b)(i)(C) hereof and shall be considered active assets that give rise to active rental income for purposes of this Agreement.

          (ii) The Company and the Operating Partnership agree that, if there is a change in applicable law or the interpretations thereof or in applicable regulations or administrative interpretations promulgated by the Internal Revenue Service or any successor agency that USRealty or Buyer reasonably determines would result in the Self Storage Facilities held by any Entity referred to in the preceding subsection
          (i) or such Entity being considered to be "passive assets" of the Company or the Operating Partnership, as the case may be, or that would result in the income from such Entity or facilities being characterized as "passive income" of the Company or the Operating Partnership, as the case may be, in each case under the "passive foreign investment company" provisions of the Internal Revenue Code of 1986, as amended, then, upon written request of USRealty or Buyer, the Company and SUSA Partnership promptly will cause the property-level management and staff at the Self-Storage Facilities to become employees of the property-owning entity and SUSA Partnership will execute and cause the property-owning entity to execute and at all times thereafter perform and comply with an Administrative Agreement in the form attached as Exhibit B to this Amendment (or in another form requested by USRealty or Buyer to the extent required as a result of any such change in law or the interpretation thereof).

     Section 7. Confirmation Representation. (a) All provisions of the Agreement not modified by this Amendment shall remain in full force and effect and no provision of the Agreement or any other document relating thereto is hereby waived or modified, the Company and the Operating Partnership having represented that they currently are in compliance with all such other provisions (as amended or waived).

     (b) The Company represents and warrants to USREALTY and Buyer that, to the best of the Company's knowledge, as of the date hereof and assuming that USREALTY and Buyer own 42.5% of the outstanding Company Common Stock, the Company is a "domestically-controlled" REIT within the meaning of Code Section 897(h)(4)(B).



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]



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                                      -6-



     IN WITNESS WHEREOF, this Amendment is signed by or on behalf of each of the parties hereto as of the day first above written.



                                        STORAGE USA, INC.


                                        By: /s/ DENNIS A. REEVE
                                            -----------------------------------
                                            Name:  Dennis A. Reeve
                                            Title: Chief Financial Officer



                                        SUSA PARTNERSHIP, L.P.
                                        By: STORAGE USA, INC., General Partner


                                        By: /s/ DENNIS A. REEVE
                                            -----------------------------------
                                            Name:  Dennis A. Reeve
                                            Title: Chief Financial Officer



                                        SECURITY CAPITAL HOLDINGS S.A.


                                        By: /s/ DAVID ROTH
                                            -----------------------------------
                                            Name:  David A. Roth
                                            Title: Vice President



                                        SECURITY CAPITAL USREALTY


                                        By: /s/ DAVID ROTH
                                            -----------------------------------
                                            Name:  David A. Roth
                                            Title: Vice President

                                    EXHIBIT A



                                STORAGE USA, INC.


                           Resolutions Adopted by the
                     Board of Directors of Storage USA, Inc.
                      at a Meeting Held on November 5, 1997
                      -------------------------------------


                       Waiver of Special Shareholder Limit
                       -----------------------------------



RESOLVED, that pursuant to Paragraph 12.12 of the Corporation's Amended Charter (the "Charter"), the Board of Directors exempts Security Capital U.S. Realty, a Luxembourg corporation ("USREALTY"), and Security Capital Holdings S.A., a Luxembourg corporation and wholly-owned subsidiary of USREALTY ("Buyer"), and their Affiliates (as defined in the Charter) from the Special Shareholder Limit; provided that the Beneficial Ownership (as defined in the Charter) of USREALTY, Buyer and their Affiliates shall at no point exceed 42.5% of the outstanding Shares (as defined in the Charter) of the Corporation. Any Shares purchased that would cause the Beneficial Ownership of USREALTY, Buyer and their Affiliates to exceed 42.5% of the Outstanding Shares shall be treated as Excess Shares in accordance with the Charter.

RESOLVED, that the foregoing modification renders Section 12.21 of the Charter ambiguous with respect to the calculation of the fair market value of capital stock of the Corporation held by Non-U.S. Persons and that, pursuant to Section
12.8 of the Charter, the Board of Directors hereby determines that such ambiguity shall be resolved by hereafter making such calculations assuming that the Special Shareholders are Non-U.S. Persons and own a percentage of the outstanding shares of capital stock of the corporation (by value) equal to 42.5%.

RESOLVED, that the officers of the Corporation are authorized and directed in the name and on behalf of the Corporation to negotiate, execute and deliver such agreements, undertakings, documents or instruments and to take all such action as each such officer shall deem necessary or advisable to accomplish the purposes of the foregoing resolutions.

                                                                       EXHIBIT B



                            ADMINISTRATIVE AGREEMENT


                                     Between


                             SUSA PARTNERSHIP, L.P.


                                       and


                             [PROPERTY LEVEL ENTITY]



     This ADMINISTRATIVE AGREEMENT, between SUSA Partnership, L.P., a Tennessee limited partnership ("Parent") and [Property Level Entity] ("Sub"), a _________________, is made as of the _________ day of _____________, _____.


                                    RECITALS


     A. Parent has agreed pursuant to a Strategic Alliance Agreement, dated March 19, 1996, and amended on June 19, 1996, by and among Storage USA, Inc., Parent, Security Capital USRealty ("USRealty") and Security Capital Holdings, S.A. ("Holdings") to own and operate its properties in a manner designed to permit USRealty or any shareholder of USRealty to avoid being classified as a passive foreign investment company under the Internal Revenue Code of 1986, as amended;

     B. In connection with the acquisition of Sub, Parent has agreed with USRealty and Holdings that the property-level management and staff at the self-storage facilities owned by Sub will be employees of Sub and that the relationship between Parent and Sub will be governed by the terms of this Agreement; and

     C. Sub desires Parent to provide certain payroll, recordkeeping and cash management services to Sub;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

          1. Payroll Services. Parent agrees to provide payroll processing services to Sub, including the preparation of federal, state and local employment tax returns, statements of wages and other required reports. Sub agrees that the filing and content of such reports are the responsibility of Sub. Sub agrees to reimburse Parent for all costs associated with the preparation of such reports and the provision of payroll processing services.




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                                       -2-



     2. Employee Benefits: All employees of Sub will be entitled to participate in benefit plans maintained by Parent for employees of Parent, subject to the same terms and conditions (including those conditions regarding vesting of privileges) as are applicable to employees of Parent. Sub agrees to reimburse Parent for all costs associated with the participation of Sub's employees in such benefit plans.

     3. Rent Collection: Parent agrees to act as agent of Sub in the collection of rents paid by tenants of Sub's self-storage facilities. Parent will process all credit card payments and will utilize a lock-box account for the collection of payments in the same manner as for self-storage facilities owned directly by Parent. Parent may deposit the rents received in its own operating accounts, provided, however, Parent will maintain separate general ledger accounts for Sub's receipts.

     4. Accounts Payable: Parent agrees to act as agent of Sub in the payment of all accounts payable arising in the ordinary cause of Sub's operation of its self-storage facilities. Parent will maintain a post office box or address for the receipt of all vendor invoices and will pay such invoices in accordance with their terms on behalf of Sub and at Sub's expense. Parent will maintain separate general ledger accounts for such payments.

     5. Financial Reporting: In addition to the services described above, Parent agrees to maintain detailed revenue and expense ledgers for Sub. Such accounts will include overhead expenses charged to Sub by Parent. In addition to maintaining a detailed accounting system, Parent will prepare all applicable state, local and federal tax returns of Sub. Sub agrees that the filing and content of such returns are the responsibility of Sub. Sub will reimburse Parent for all costs associated with such recordkeeping and tax return preparation.

     6. Indemnification: Sub agrees to hold Parent harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including attorneys' fees and other legal expenses (collectively, "Losses"), that Parent may at anytime suffer or incur, or become subject to, as a result of or in connection with the performance by Parent of its obligations under this Agreement. Without limiting the generality of the foregoing, Sub agrees to hold Parent harmless from and against any Losses associated with any employee of Sub. Parent shall be entitled to offset any such Losses against receipts collected pursuant to Section 2 hereof.

     7. Recitals: Recitals set forth on the first page of this agreement are for reference only and will not affect the meaning or interpretation of this Agreement.


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                                       -3-


     8. Third Party Beneficiaries: Security Capital Holdings, S.A. and Security Capital USRealty shall be express third party beneficiaries of the provisions of this Agreement.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on their behalf as of the date first written above.



                                        SUSA PARTNERSHIP, L.P.
                                        By: STORAGE USA, INC., General Partner


                                        By: ___________________________________
                                        Name:
                                        Title:



                                        [PROPERTY LEVEL ENTITY]

                                        by: ____________________ General Partner


                                        By: ___________________________________
                                        Name:
                                        Title: